UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers

Adoption of Fiscal 2016 Cash Incentive Plan.

On December 7, 2015 the Compensation Committee (the “Compensation Committee” or the “Committee”) of the Board of Directors of Collectors Universe, Inc. (the “Company” or “we,” “our” or “us”) adopted a cash incentive plan for Robert G. Deuster and Joseph J. Wallace, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, for the fiscal year ending June 30, 2016 (the “2016 Incentive Plan” or the “Plan”).

Summary Description of the 2016 Incentive Plan.

Set forth below is a summary description of the 2016 Incentive Plan, which is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Exhibit 99.1 to and incorporated into this Current Report on Form 8-K.

Purpose of the Incentive Plan. The primary purpose of the 2016 Incentive Plan is to further the interests of the Company and its stockholders by (i) providing meaningful incentives and financial awards to Messrs. Deuster and Wallace (the “Plan Participants” or the “Participants”) for making significant contributions to the achievement, by the Company, of specified financial performance goals in Fiscal 2016, and (ii) making a substantial portion of each Participant’s compensation for Fiscal 2016 dependent on the Company’s achievement of those goals.

Administration of the Incentive Plan. The Plan will be administered by the Compensation Committee, which has the authority to designate the executive officers of the Company that will participate in and have opportunities to earn cash incentive awards under the Plan, to interpret and construe, and to adopt all necessary rules and regulations for administering, the Plan, and to determine whether and the extent to which cash incentive awards have been earned by the Participants under that Plan. All decisions and determinations of the Committee with respect to the 2016 Incentive Plan will be final and binding on and non-appealable by the Company and the Participants.

Establishment of Corporate Financial and Individualized Performance Goals. The Plan provides for the establishment by the Committee of incentive award opportunities for each Participant based on the extent to which (i) one or more corporate financial goals (“Corporate Financial Goals”) for Fiscal 2016 are achieved or exceeded by the Company, and (ii) individual or personal performance objectives (“MBOs”) established for each Plan Participant are achieved or exceeded, in each case as determined by the Committee in its sole judgment .

Determination of Incentive Awards Earned by Participants. As soon as practicable following the end of Fiscal 2016, the Committee is to determine (i) whether and to what extent any of the Corporate Financial Goals has been achieved or exceeded by the Company, (ii) whether or to what extent, if any, each Participant has achieved his individual MBOs, and (iii) the amounts of the incentive awards, if any, that each Participant has earned under the Plan.

Payment of Incentive Awards. The Plan provides that, if and to the extent earned, incentive awards are to be paid within 30 days after the Committee has determined that such an award has been earned by a Participant under the Plan, but in no event later than the ninetieth (90th) day after the end of Fiscal 2016. On the other hand, payment of Incentive Awards may be deferred if and to the extent it is deemed to be necessary to comply with Section 409A of the Internal Revenue Code.

Amendments to or Termination of the 2016 Incentive Plan. The 2016 Incentive Plan may be amended or terminated at any time by the Compensation Committee; except that no amendment or any termination of the Plan may affect the right of a Participant to retain any incentive award previously paid to him under the Plan.

Committee’s Determination of Performance Goals and Incentive Award Opportunities under the Plan.

Following the adoption of the 2016 Incentive Plan, the Committee established under that Plan:

(1)     Corporate Financial Performance Award Opportunities. Threshold, target and maximum, or “stretch”, financial performance incentive awards, as set forth in the table below (the “Financial Performance Awards”), which each of Messrs. Deuster and Wallace has the opportunity to earn, depending on whether the Company achieves, and the extent to which it may exceed, threshold, target or maximum financial performance goals, each of which will be measured on the basis of the Company’s operating income (before non-cash stock based compensation expense) in Fiscal 2016; and

(2)     Individualized Performance Award Opportunities. Individual or personalized threshold and target awards (“MBO Performance Awards”), which each of Messrs. Deuster and Wallace has the opportunity to earn, based on the extent to which he has achieved or exceeded individualized or personalized performance objectives (“MBOs”) established for him by the Committee.

	Robert G. Deuster, CEO			Joseph J. Wallace, CFO
	Threshold	Target	Maximum/ Stretch	Threshold	Target	Maximum/ Stretch
Award Opportunities:(1)	Award	Award	Award	Award	Award	Award

Financial Performance Award(2)	20%	40%	65%	17%	34%	54%
MBO Performance Award(3)	5%	10%	10%	3%	6%	6%
Total Award Opportunity	25%	50%	75%	20%	40%	60%

______________

(1)	In each case, expressed as a percentage of the respective annual base salaries of Messrs. Deuster and Wallace.

(2)

Financial Performance Awards will be interpolated between the Threshold Financial Performance Award and the Target Financial Performance Award if the threshold financial performance goal is exceeded but the target financial goal is not achieved, or between the Target Financial Performance Award and the Maximum Financial Performance Award if the target financial performance goal is exceeded but the maximum financial performance goal is not achieved.

(3)	The target and maximum MBO goals and, therefore, the Target and Maximum MBO Award Opportunities are the same.

The maximum or “stretch” corporate financial performance goal has been set at 110% of the target corporate financial performance goal and if the maximum corporate financial goal is achieved, then, each Participant will become entitled to receive the Maximum Financial Performance Award, unless the Committee, based on its assessment of the Company’s performance in Fiscal 2016 and any other factors deemed by it to be relevant, decides a reduction in the Maximum Financial Performance Award is warranted. In such an event, however, such Award may not be less than the amount of the Target Financial Performance Award.

Weighting of Performance Awards. In the case of Mr. Deuster, 80% of his Target Award Opportunity will depend on the Company’s Fiscal 2016 operating income (before non-cash stock based compensation expense) and the other 20% will depend on whether and the extent to which he is determined, by the Compensation Committee, to have achieved his MBO performance goals. In the case of Mr. Wallace, 85% of his Target Award Opportunity will depend on the Company’s Fiscal 2016 operating income (before non-cash stock based compensation expense) and 15% will depend on whether and the extent to which he is determined, by the Compensation Committee, to have achieved his MBO performance goals.

Certain Conditions. No Financial Performance Award will be earned under the Plan if the Company fails to achieve at least the Threshold Corporate Financial Goal. No MBO Performance Award will be earned by a Participant if he fails to achieve any of his MBO Goals.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Stockholders’ Meeting (the “Annual Meeting”) on December 7, 2015. The proposals voted on by stockholders at the Annual Meeting consisted of (i) the election of eight persons to the Company’s Board of Directors to serve for a term of one year and until their successors are elected (Proposal No. 1); (ii) approval, by non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2015 (Proposal No. 2); and (iii) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2016 (Proposal No. 3).

1.          Election of Directors (Proposal No. 1). The eight candidates named below, all of whom were nominated by the Company’s Board of Directors, were the only candidates nominated for election at the Meeting. As a result, the election of directors was uncontested. However, the Company’s Bylaws provide that, to be elected to the Board in an uncontested election, a candidate must receive a majority of the votes cast in the election of directors. As indicated in the table below, all eight candidates received a majority of the votes cast in the election of directors and, accordingly, were elected to serve on the Company’s Board of Directors for a term that will end at the next Annual Stockholders’ Meeting and until their respective successors are elected.

Nominees:	Shares Voted For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted

A. Clinton Allen	5,379,368	97.63%	130,333	2.37%
Robert G. Deuster	5,398,681	97.99%	111,020	2.01%
Deborah A. Farrington	5,461,788	99.13%	47,913	0.87%
David G. Hall	5,418,978	98.35%	90,723	1.65%
Joseph R. Martin	5,466,944	99.22%	42,757	0.78%
A. J. Bert Moyer	5,461,577	99.13%	48,124	0.87%
Van D. Simmons	3,295,836	59.82%	2,213,865	40.18%
Bruce A. Stevens	5,290,455	96.02%	219,246	3.98%

There were a total of 2,568,674 broker non-votes in the election of directors.

2.          Approval, by Non-Binding Advisory Vote, of Executive Compensation (Proposal No. 2). The approval, by Non-Binding advisory vote, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2015 required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. Set forth below are the results of the voting on this Proposal:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted
5,357,091	97.24%	111,366	2.02%	41,244	0.74%

There were a total of 2,568,674 broker non-votes with respect to Proposal No. 2.

3.          Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 3). At the Annual Meeting, the Company’s stockholders also voted on the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2016. Approval of this Proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this Proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted
8,004,922	99.09%	61,042	0.76%	12,411	0.15%

Brokers had discretionary authority to vote shares on the Proposal to ratify the appointment of the Company’s independent registered public accountants without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this Proposal.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2016 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: December 11, 2015	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2016 Cash Incentive Plan.

E-1